Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

October 2010 Performance Update

The Frontier Fund Supplement Dated October 31, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 2 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

October performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	October 31, 2010	October 31, 2010	NAV / Unit
	MTD	YTD
Balanced Series-2	4.88%	15.02%	$159.89
Balanced Series-2a	4.72%	14.12%	$134.21
Campbell/Graham/Tiverton Series-2	4.26%	7.62%	$130.32
Currency Series-2	0.51%	6.62%	$97.38
Long/Short Commodity Series-2	7.04%	13.11%	$144.20
Winton/Graham Series-2	5.28%	11.43%	$143.06
Winton Series-2	3.11%	16.88%	$152.06
Long Only Commodity Series-2	4.19%	4.81%	$94.64
Managed Futures Index Series-2	3.95%	7.41%	$130.27

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of October 31, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$6,372,463.29
Unrealized trading gain/(loss)			(1,874,207.36)
Less: commissions			(117,985.85)
Less: FCM fees			(27,432.59)
Foreign currency gain/(loss)			42,501.89
Interest income			(1,091.05)

Total Income			4,394,248.33

EXPENSES

Management fees			41,613.98
Incentive fees			665,140.88

Total Expenses			706,754.86

Net Income (Loss)			$3,687,493.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	496,680.87883	$75,721,624.29	152.46
Current month additions	—	—
Current month redemptions	(3,919.47441)	(621,086.57)
Net Income (loss) for current month		3,687,493.47

Net Asset Value, end of current month	492,761.40442	$78,788,031.19	159.89

	Monthly rate of return		4.88%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$288,044.91
Unrealized trading gain/(loss)			(84,890.56)
Less: commissions			(5,334.03)
Less: FCM fees			(1,240.69)
Foreign currency gain/(loss)			1,919.49
Interest income			744.78

Total Income			199,243.90

EXPENSES

Trading Fee			6,070.33
Management fees			1,881.46
Incentive fees			30,024.02

Total Expenses			37,975.81

Net Income (Loss)			$161,268.09

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	26,653.39027	$3,415,785.69	128.16
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		161,268.09

Net Asset Value, end of current month	26,653.39027	$3,577,053.78	134.21

	Monthly rate of return		4.72%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$515,276.24
Unrealized trading gain/(loss)			(104,030.00)
Less: commissions			(4,410.30)
Less: FCM fees			(3,354.39)
Foreign currency gain/(loss)			324.12
Interest income			(355.04)

Total Income			403,450.63

EXPENSES

Management fees			23,091.34
Incentive fees			28,856.77

Total Expenses			51,948.11

Net Income (Loss)			$351,502.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	65,864.51917	$8,232,772.73	125.00
Current month additions	—	—
Current month redemptions	(433.02419)	(57,104.09)
Net Income (loss) for current month		351,502.52

Net Asset Value, end of current month	65,431.49498	$8,527,171.16	130.32

	Monthly rate of return		4.26%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$69,669.67
Unrealized trading gain/(loss)			8,608.92
Net change in inter-series payables			(66,599.49)
Less: FCM fees			(5,419.46)
Interest income			6,491.58

Total Income			12,751.22

EXPENSES

Management fees			8,668.92
Incentive fees			—

Total Expenses			8,668.92

Net Income (Loss)			$4,082.30

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,232.30966	$797,610.53	96.89
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		4,082.30

Net Asset Value, end of current month	8,232.30966	$801,692.83	97.38

	Monthly rate of return		0.51%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$924,159.31
Unrealized trading gain/(loss)			339,595.33
Less: commissions			(31,962.43)
Less: FCM fees			(5,851.92)
Foreign currency gain/(loss)			163.21
Interest income			22,022.93

Total Income			1,248,126.43

EXPENSES

Management fees			61,432.75
Incentive fees			172,553.54

Total Expenses			233,986.29

Net Income (Loss)			$1,014,140.14

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	107,214.95208	$14,443,274.25	134.71
Current month additions	—	—
Current month redemptions	(1,372.73937)	(194,662.59)
Net Income (loss) for current month		1,014,140.14

Net Asset Value, end of current month	105,842.21271	$15,262,751.80	144.20

	Monthly rate of return		7.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$923,286.00
Unrealized trading gain/(loss)			(127,919.38)
Less: commissions			(7,813.28)
Less: FCM fees			(4,854.07)
Foreign currency gain/(loss)			(424.04)
Interest income			1,508.39

Total Income			783,783.62

EXPENSES

Management fees			34,238.34
Incentive fees			111,154.54

Total Expenses			145,392.88

Net Income (Loss)			$638,390.74

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	88,841.95525	$12,072,328.01	135.89
Current month additions	—	—
Current month redemptions	(6,145.21099)	(879,855.62)
Net Income (loss) for current month		638,390.74

Net Asset Value, end of current month	82,696.74426	$11,830,863.13	143.06

	Monthly rate of return		5.28%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$209,187.35
Unrealized trading gain/(loss)			220,964.66
Less: commissions			(865.04)
Less: FCM fees			(4,374.28)
Foreign currency gain/(loss)			521.16
Interest income			5,355.62

Total Income			430,789.47

EXPENSES

Management fees			21,965.19
Incentive fees			70,372.53

Total Expenses			92,337.72

Net Income (Loss)			$338,451.75

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	73,861.89015	$10,892,995.83	147.48
Current month additions	—	—
Current month redemptions	(34.96233)	(5,239.58)
Net Income (loss) for current month		338,451.75

Net Asset Value, end of current month	73,826.92782	$11,226,208.00	152.06

	Monthly rate of return		3.11%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$32,484.74
Unrealized trading gain/(loss)			183.97
Less: commissions			—
Less: FCM fees			(311.70)
Foreign currency gain/(loss)			—
Interest income			1,185.01

Total Income			33,542.02

EXPENSES

Management fees			806.43
Incentive fees			—

Total Expenses			806.43

Net Income (Loss)			$32,735.59

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	8,615.46276	$782,611.75	90.84
Current month additions	—	—
Current month redemptions	(62.00757)	(5,848.12)
Net Income (loss) for current month		32,735.59

Net Asset Value, end of current month	8,553.45519	$809,499.22	94.64

	Monthly rate of return		4.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

October 31, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$174,219.27
Unrealized trading gain/(loss)			(15,490.92)
Less: commissions			(1,060.84)
Less: FCM fees			(1,582.74)
Foreign currency gain/(loss)			212.19
Interest income			5,253.28

Total Income			161,550.24

EXPENSES

Management fees			7,405.96
Incentive fees			—

Total Expenses			7,405.96

Net Income (Loss)			$154,144.28

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,084.38968	$3,895,431.29	125.32
Current month additions	—	—
Current month redemptions	(240.11675)	(31,585.33)
Net Income (loss) for current month		154,144.28

Net Asset Value, end of current month	30,844.27293	$4,017,990.24	130.27

	Monthly rate of return		3.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 2